EXHIBIT 10.2

Execution Version

SHARE TRANSFER AGREEMENT

THIS SHARE TRANSFER AGREEMENT, dated as of March 14, 2019 (this “Agreement”), is made by and among the persons and entity (the “Public Float Holders”) set forth on Schedule 1 hereto and, without duplication, the individuals and entities set forth on Schedule 2 hereto (“the “30% Holders,” together with the Public Float Holders, the “Founders”) and Bioceres LLC (formerly Bioceres Inc.), a limited liability company organized under the laws of the State of Delaware (“Bioceres”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Share Exchange Agreement (as defined below).

WHEREAS, reference is made to that certain Share Exchange Agreement (the “Share Exchange Agreement”), dated as of November 8, 2018, by and among Union Acquisition Corp. (“Union”), Joseph J. Schena, solely in his capacity as representative of the holders of Union Ordinary Shares immediately prior to the Closing and their successors (and any successor representative appointed in accordance therewith) (the “Pre-Closing Representative”) and Bioceres.

WHEREAS, as additional consideration to Bioceres for the share exchange contemplated under the Share Exchange Agreement, the 30% Holders have agreed to transfer to Bioceres eight hundred sixty-two thousand, five hundred (862,500) ordinary shares of Union (the “30% Shares”).

WHEREAS, pursuant to the Side Letter to the Share Exchange Agreement, dated as of even date herewith, by and among Bioceres, the Pre-Closing Representative and Union, Bioceres has agreed that five hundred seventy nine thousand, nine hundred and twenty nine (579,929) Closing Exchange Shares that it is entitled to receive under the Share Exchange Agreement shall be issued by Union, in book entry form, on the Closing Date, to the Public Float Holders and Vellar Opportunities Fund Master, Ltd. in exchange for five hundred seventy nine thousand, nine hundred and twenty nine (579,929) unregistered ordinary shares of Union (the “Public Float Shares,” and together with the 30% Shares, the “Founder Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	On the Closing Date (as defined in the Share Exchange Agreement), the Founders shall assign, transfer and deliver, free and clear of all Liens, all of the Founder Shares to Bioceres.

2.	Each Founder hereby represents and warrants to Bioceres as follows:

a.

To the extent applicable, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite power and authority to carry on its businesses as now being conducted, except where the failure to have such power or authority would not prevent or materially delay the consummation of the transaction contemplated hereby. It is not in default under or in violation of any material provision of its Governing Documents.

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b.

It has all necessary power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary action on the part of each Founder and no other proceeding on the part of any Founder is necessary to authorize this Agreement or to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered by each Founder and constitutes a valid, legal and binding agreement of each Founder, enforceable against each Founder in accordance with its terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

c.

The execution and delivery of this Agreement does not, and the consummation of the transaction hereunder by each Founder and performance by each Founder of its obligations hereunder will not: (a) result in any violation of such Founder’s Governing Documents, to the extent applicable; (b) conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the termination, cancellation, acceleration or modification (whether after the giving of notice or the lapse of time or both) of any right or obligation of any Founder under, any Contract to which such Founder is a party or by which it is bound or to which its assets or properties are subject; (c) violate or result in a breach of or constitute a default under any Law, judgment, order, injunction or decree applicable to such Founder or by which Union or its assets or properties are bound; and (d) require any Consent of any Governmental Entity or any party to any material Contract to which such Founder is a party or by which such Founder is bound or to which such Founder’s assets or properties are subject. No Consent or Permit with respect to any Person or Governmental Entity is required on the part of such Founder in connection with the execution and delivery of this Agreement thereby, the performance of its obligations hereunder, and the consummation of the transaction contemplated hereby.

d.

As of immediately prior to the transactions contemplated hereby, the Founders will be the record and beneficial owner of the Founder Shares and will have good and valid title to the Founder Shares, free and clear of all Liens (other than restrictions under applicable federal, state and other securities laws).

e.

The offer and the issuance of the Founder Shares by the Founders as described in this Agreement have not been accompanied by any form of general solicitation or general advertising. The Founder Shares are being issued and/or offered only to a limited number of sophisticated purchasers. The Founders reasonably believe that the purchaser of the Founder Shares is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”) and that the purchaser of the Founder Shares is able to fend for himself, herself or itself and has such knowledge and experience in financial and business matters the purchaser is capable of evaluating the merits and risks of investing in the Founder Shares and has the capacity to protect such purchaser’s interests.

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	f.	None of the Founders have in their possession any material non-public information related to the transactions contemplated by the Share Exchange Agreement that has not been disclosed to the purchaser.

g.

It is not necessary in connection with the transfer and delivery of the Founder Shares at the Closing to register the Founder Shares under the Securities Act. None of the Founders nor anyone acting on their behalf has taken, or will take, any action that would subject the transfer and delivery of the Founder Shares to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction, including the jurisdiction of organization of Union.

3.	Miscellaneous.

a.

Governing Law: This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the parties hereto, the transaction leading to this Agreement or contemplated hereby and/or the interpretation and/or enforcement of the respective rights and duties of the parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive laws of the State of New York applicable to agreements entered into and to be performed solely within such state, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

b.

Counterparts; Facsimile: This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures pages follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first specified above.

FOUNDERS:

Haddock Enterprises, LLC

By:	/s/ Gerald Haddock
Name: Gerald Haddock
Title: President

/s/ Gerald Haddock
Name: Gerald Haddock

/s/ Daniel Fink
Name: Daniel Fink

/s/ Joseph Schena
Name: Joseph Schena

/s/ Nathan Bohn
Name: Nathan Bohn

/s/ Edgar Janotta
Name: Edgar Janotta

/s/ Joan Fink
Name: Joan Fink

/s/ Peter Fink
Name: Peter Fink

/s/ Adam Hinman
Name: Adam Hinman

/s/ Asad Husain
Name: Asad Husain

[Signature Page to Share Transfer Agreement]

/s/ Eric Lev
Name: Eric Lev

/s/ Kevin McNamara
Name: Kevin McNamara

/s/ Barbara Newman
Name: Barbara Newman

/s/ Paul Sohn
Name: Paul Sohn

/s/ Daniel Wolford
Name: Daniel Wolford

/s/ William B. Buchanan
Name: William B. Buchanan

/s/ Michael Fontaine
Name: Michael Fontaine

/s/ Scott Katzmann
Name: Scott Katzmann

/s/ Joseph LaSala
Name: Joseph LaSala

/s/ Harris Lydon
Name: Harris Lydon

/s/ Graham A. Powis
Name: Graham A. Powis

/s/ Patrick A. Sturgeon
Name: Patrick A. Sturgeon

/s/ Jim Manley
Name: Jim Manley

[Signature Page to Share Transfer Agreement]

Ladenburg Thalmann & Co. Inc.

By:	/s/ Steven Kaplan
Name: Steven Kaplan
Title: Head of Capital Markets

Union Acquisition Associates, LLC

By:	/s/ Kyle P. Bransfield
Name: Kyle P. Bransfield
Title: Member

Edgar D. Jannotta, Jr. Nonexempt Family Trust

By:	/s/ Erika C. Pearsall
Name: Erika C. Pearsall
Title: Trustee

[Signature Page to Share Transfer Agreement]

BIOCERES LLC

By:	/s/ Federico Trucco
Name: Federico Trucco
Title: President and Chief Executive Officer

[Signature Page to Share Transfer Agreement]

Schedule 1

Jim Manley
Ladenburg Thalmann & Co. Inc.
Haddock Enterprises, LLC
Joseph J. Schena
Daniel Fink
Nathan Bohn
Edgar D. Jannotta, Jr. Nonexempt Family Trust
Joan Fink
Peter Fink
Adam Hinman
Asad Husain
Eric Lev
Kevin McNamara
Barbara Newman
Paul Sohn
Daniel Wolford
William Buchanan
Michael Fontaine
Scott Katzmann
Joseph Lasala
Harris Lydon
Graham Powis
Patrick Sturgeon

Schedule 2

Daniel W Fink
Gerald W Haddock
Joseph J Schena
William B Buchanan Jr
Michael Fontaine
Scott A Katzmann
Ladenburg Thalmann & Co Inc
Joseph Anthony Lasala
Harris Lydon
Jim Manley
Graham A Powis
Patrick A Sturgeon
Union Acquisition Associates LLC